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                                          ALLMERICA FINANCIAL LIFE INSURANCE
                                                         AND ANNUITY COMPANY
[LOGO]       KEMPER GATEWAY PLUS    [440 LINCOLN STREET, WORCESTER, MA 01653]
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1.   OWNER(S)             PLEASE PRINT CLEARLY
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First                          MI                         Last

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Street Address

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City                          State                       Zip

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Social Security/Tax I.D.          Date of Birth/Trust         / /Male
    --     --                          /    /                 / / Female
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Daytime Telephone
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JOINT OWNER First               MI                        Last

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Social Security/Tax I.D.          Date of Birth              / /Male
    --      --                         /  /                  / /Female
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Daytime Telephone
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2.    ANNUITANT(S)                  PLEASE PRINT CLEARLY
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First                           MI                       Last

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Social Security/Tax I.D.          Date of Birth            / /Male
    --      --                       /  /                  / /Female
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JOINT ANNUITANT First           MI                       Last

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Social Security/Tax I.D.          Date of Birth           / /Male
   --      --                        /  /                 / /Female
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3. BENEFICIARY (IF BENEFICIARY IS A TRUST, PROVIDE DATE OF TRUST)
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If there are Joint Owners, the survivor is always Primary Beneficiary.

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Primary Beneficiary                                 Relationship to Owner

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Primary Beneficiary                                 Relationship to Owner

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Contingent Beneficiary                              Relationship to Owner>

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4.  OPTIONAL RIDERS
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[I/We elect: / /Enhanced Death Benefit Option:     / /A       / /B  / /C
             / /Guaranteed Principal Protection:   / /10 yr.  / /15 yr.
             / /Minimum Guaranteed Annuity Payout: / /10 yr.  / /15 yr.]
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5.  TYPE OF PLAN TO BE ISSUED:
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[/ /Nonqualified                      / /IRA
 / /Nonqualified Def. Comp.           / /Roth IRA
 / /401(a) Pension/Profit Sharing*    / /SEP-IRA*
 / /401(k) Profit Sharing*            / /457 Def. Comp.*]
 / /403(b) TSA*
 *Attach required additional forms. Existing Case # _______________
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6.  INITIAL PAYMENT
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Initial Payment  $
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                 [($2,000 minimum-Make check payable to Allmerica Financial.)
If IRA, Roth IRA or SEP-IRA application, this payment is a:]
Rollover/Conversion               / /Trustee to Trustee Transfer
Payment for Tax Year _____________
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7. ALLOCATIONS OF PAYMENTS
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KEMPER SUBACCOUNTS
[_______%   Aggressive Growth             _______%   Value+Growth
 _______%   Technology Growth             _______%   Horizon 20+
 _______%   Dreman Financial Services     _______%   Total Return
 _______%   Small Cap Growth              _______%   Horizon 10+
 _______%   Small Cap Value               _______%   High Yield
 _______%   Dreman High Return Equity     _______%   Horizon 5
 _______%   International                 _______%   Global Income
 _______%   Int'l. Growth and Income      _______%   Inv. Grade Bond
 _______%   Global Blue Chip              _______%   Gov't. Securities
 _______%   Growth                        _______%   Money Market
 _______%   Contrarian Value              _______%   _____________
 _______%   Blue Chip                     _______%   _____________]

SCUDDER VLIF (VARIABLE LIFE INVESTMENT FUND) (CLASS A)
[_______%   International                 _______%   Capital Growth
 _______%   Global Discovery              _______%   Growth and Income
 _______%   Fixed Account]

  Guarantee Period Accounts (GPA)  [($1,000 minimum per Account)]
   GPA'S ARE NOT AVAILABLE IN MARYLAND, OREGON AND PENNSYLVANIA.
   [____% ____Year, ____% ____Year, ____% ____Year (2-10 Years)]
               All allocations above must total 100%
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[8.  SECURE YOUR FUTURE PROGRAM]
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Allocate a portion of my/our initial payment to the _______ year GPA such that, at the end of the Guarantee Period, the GPA will have grown to an amount equal to the total initial payment assuming no withdrawals or transfers of any kind. The remaining balance will be applied as indicated above in Section 7.
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9.  AUTOMATIC ACCOUNT REBALANCING (AAR)>
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/ / I/We elect  [Automatic Account Rebalancing (AAR)] among the above variable accounts every:
    [/ / 1 Mo.     / / 2 Mos.     / / 3 Mos.    / / 6 Mos.     / / 12 Mos.]
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10.  TELEPHONE AUTHORIZATION
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I/We authorize and direct Allmerica Financial to accept telephone instructions from any person who can furnish proper identification to effect transfers, future payment allocation changes and obtain values. Neither Allmerica Financial nor its affiliates and their collective directors, officers, employees and agents will be responsible for any claim arising from such action if Allmerica Financial acted on instructions in good faith in reliance on this authorization.

/ /I/We DO NOT accept this telephone authorization.


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11.  REPLACEMENT
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Will the proposed contract replace or change any existing annuity or insurance policy?
  / / No   / / Yes (If yes, list company name and policy number)

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12. ATTACH VOIDED CHECK
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(Not available with Automatic Account Rebalancing)
Please transfer $_____________ from (check one source account):
                          ($100 minimum)
(Be sure you have allocated money to the Source Account in Section 7.)
[/ /Fixed Account    / /Government Securities   / /Money Market]
[Every:  / /1 Mo.   / /2 Mos.   / /3 Mos.   / /6 Mos.   / /12 Months ]
TO: KEMPER SUBACCOUNTS
$_______   Aggressive Growth                $_______   Value+Growth
$_______   Technology Growth                $_______   Horizon 20+
$_______   Dreman Financial Services        $_______   Total Return
$_______   Small Cap Growth                 $_______   Horizon 10+
$_______   Small Cap Value                  $_______   High Yield
$_______   Dreman High Return Equity        $_______   Horizon 5
$_______   International                    $_______   Global Income
$_______   Int'l. Growth and Income         $_______   Inv. Grade Bond
$_______   Global Blue Chip                 $_______   Gov't. Securities
$_______   Growth                           $_______   Money Market
$_______   Contrarian Value                 $_______   _____________
$_______   Blue Chip                        $_______   _____________
[SCUDDER VLIF (VARIABLE LIFE INVESTMENT FUND) (CLASS A)
$_______   International                    $_______   Capital Growth
$_______   Global Discovery                 $_______   Growth and Income]

[DCA into the Fixed or Guarantee Period Account is not available.

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13.  SYSTEMATIC WITHDRAWALS
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A.   Frequency (Please choose one):
     / /1 Mo.    / /12 Mos.     / /3 Mos.     / /6 Mos.     / /12 Mos.
     Withdrawals begin later of 15 days after issue or _____ /______ /______.
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B.   Program (Please choose one):
     1.  / /Systematic Withdrawal without surrender charge
            / /Maximum (15% of payment)
            / /$_______________ per frequency
 OR
     2.  / /Systematic Withdrawal (May incur surrender charges)
            / /$_______________ per frequency
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C.   Withdraw from:
Systematic withdrawals are not available from the Guarantee Period Accounts
    / /Pro-Rata from all accounts, OR:
   __________% From _______________________________________________
   __________% From _______________________________________________
   __________% From _______________________________________________
   __________% From _______________________________________________
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D.   PLEASE   / / Do Not Withhold Federal Income Taxes
              / / Do Withhold at 10% or _______________ (% or $)
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E.  / / I/We wish to use Electronic Funds Transfer (Direct Deposit). I/We authorize Allmerica Financial to correct electronically any overpayments or erroneous credits made to my contract.

                          Attach Voided Check
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14.  REMARKS
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NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."
NOTICE TO COLORADO/KENTUCKY/MAINE/NEW MEXICO/PENNSYLVANIA RESIDENTS ONLY:
"Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."
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15.  SIGNATURES
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I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or SEP-IRA application, I/WE HAVE RECEIVED A DISCLOSURE BUYER'S GUIDE. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS (WHERE GPAS ARE AVAILABLE) ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN EITHER UPWARD OR DOWNWARD ADJUSTMENT.



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Signature of Owner             Signed at (City and State)         Date


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Signature of Joint Owner       Signed at (City and State)         Date

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16.  REGISTERED REPRESENTATIVE / DEALER INFORMATION
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DOES THE CONTRACT APPLIED FOR REPLACE AN EXISTING ANNUITY OR LIFE INSURANCE
POLICY? / /YES (ATTACH REPLACEMENT FORMS AS REQUIRED) / /NO I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner.

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Signature of Registered Representative    Comm. Code    SSN#       Telephone


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Printed Name of Registered Representative     B/D Client Acct. #   Printed
                                                                   Name of
                                                                 Broker/Dealer


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Branch Office Street Address for Contract Delivery   Telephone of Broker/Dealer


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                       OVERNIGHT MAIL TO: 2 Heritage Drive, Quincy, MA  02171
                       Mail To: P.O. Box 8632, Boston, MA 02266-8632
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